Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Chittenden Corporation on Forms S-3 (Nos. 333-80747 and 333-87586) and Forms S-8 (Nos. 333-81197, 333-90780, 333-63624, and 333-25531) of our report dated January 15, 2003 (except for Note 2, as to which the date is February 28, 2003) relating to the financial statements of Granite State Bankshares, Inc. which appears in this Current Report on Form 8-K/A of Chittenden Corporation.

/s/ GRANT THORNTON LLP

Boston, Massachusetts
May 12, 2003